SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement           [ ]  Confidential, For Use of the
[X]  Definitive Proxy Statement                 Commission Only (as permitted
[ ]  Definitive Additional Materials            by Rule 14a-6(e)(2))
[ ]  Soliciting Material Pursuant to
     Rule 14a-11(c) or Rule 14a-12

                                 ARTISOFT, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)   Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
2)   Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
4)   Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
5)   Total fee paid:

--------------------------------------------------------------------------------
[ ] Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided  by  Exchange  Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    1)   Amount previously paid:
                                ------------------------------------------
    2)   Form, Schedule or Registration Statement No.:
                                                      --------------------
    3)   Filing Party:
                      ----------------------------------------------------
    4)   Date Filed:
                    ------------------------------------------------------

ARTISOFT
5 CAMBRIDGE CENTER
CAMBRIDGE, MASSACHUSETTS 02142

================================================================================

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                NOVEMBER 2, 2000

The annual meeting of shareholders of Artisoft, Inc., a Delaware corporation, will be held at University Park Hotel at MIT, Cambridge, Massachusetts 02139 on Thursday, November 2, 2000, at 10:00 a.m. E.S.T. for the following purposes:

     1. To elect one Director for the term set forth in the accompanying Proxy Statement;

     2. To consider and act upon a proposal to ratify the selection of KPMG LLP as the Company's independent public accountants for the fiscal year ending June 30, 2001; and

     3. To transact such other business as may properly come before the meeting.

Only holders of record of Artisoft Common Stock at the close of business on September 22, 2000 will be entitled to vote at the meeting.

A copy of the Company's 2000 Annual Report to Shareholders, which includes certified financial statements, is enclosed. Management and the Board of Directors cordially invite you to attend the annual meeting.

YOUR VOTE IS VERY IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, WE URGE YOU TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD PROMPTLY.



                                   Kirk D. Mayes
                                   Interim Chief Financial Officer and Secretary Cambridge, Massachusetts
                                   September 29, 2000

                                 ARTISOFT, INC.
                               5 CAMBRIDGE CENTER
                         CAMBRIDGE, MASSACHUSETTS 02142

                                 PROXY STATEMENT

The Board of Directors of Artisoft, Inc. (the "Company") solicits your proxy in the form enclosed to use at the annual meeting of shareholders to be held on Thursday, November 2, 2000, at 10:00 a.m. E.S.T. (the "2000 Annual Meeting") or any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. This Proxy Statement and the accompanying form of proxy are being mailed to shareholders on or about September 29, 2000.

                                  VOTING RIGHTS

Only shareholders of record at the close of business on September 22, 2000, may vote at the 2000 Annual Meeting or any adjournment or postponement thereof, notwithstanding any transfer on the books of the Company thereafter. As of that date, there were 15,561,137 shares of $.01 par value Common Stock of the Company, and no outstanding shares of $1.00 par value Preferred Stock of the Company. Each shareholder of record is entitled to one vote for each share of Common Stock registered in his or her name. Cumulative voting is not permitted.

A majority of all the shares of stock entitled to vote, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the 2000 Annual Meeting. Abstentions and broker non-votes will also be included in the determination of the number of shares represented for a quorum. Abstentions are counted in tabulations of the votes cast on proposals presented to shareholders, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved. Proxies will be tabulated by the Company's transfer agent, Computershare Investor Services. The Company shall, in advance of the election of directors, appoint one or more Inspectors of Election to count all votes and ballots at the meeting and make a written report thereof. The Company may reimburse brokers, banks and others holding shares in their names for others for the cost of forwarding materials and obtaining proxies from their principals. The Company has also retained Morrow & Co., Inc. to assist in the solicitation of proxies at an estimated cost of $4,000 plus reasonable out-of-pocket expenses.

All valid proxies received before the 2000 Annual Meeting and not revoked will be exercised. All shares represented by proxy will be voted, and where a shareholder specifies by means of his or her proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specifications so made. If no choice is indicated on the proxy, the shares will be voted in accordance with the recommendations of the Board of Directors as to such matters. Proxies may be revoked at any time prior to the time they are voted by: (a) delivering to the Secretary of the Company a written instrument of revocation bearing a date later than the date of the proxy; or (b) duly executing and delivering to the Secretary a subsequent proxy relating to the same shares; or (c) attending the 2000 Annual Meeting and voting in person (attendance at the 2000 Annual Meeting will not in and of itself constitute revocation of a proxy).

                                   ITEM NO. 1

                              ELECTION OF DIRECTORS

The Board of Directors is divided into three classes with one class of directors elected annually for a term of three years. Each director serves until a successor has been elected and qualified. The class of directors whose term expires in 2000 is presently comprised of one director, Steven G. Manson. Mr. Manson has been nominated for election at the 2000 Annual Meeting to hold office until the year 2003 Annual Meeting of Shareholders and until his successor is elected and qualified.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR STEVEN G. MANSON AS DIRECTOR. Should this nominee become unable to serve for any reason, the Nominating Committee of the Board of Directors may designate a substitute nominee, in which event the persons named in the enclosed proxy will vote for the election of such substitute nominee.

                   NOMINEE FOR ELECTION TO TERM EXPIRING 2003

STEVEN G. MANSON, age 41, is President and Chief Executive Officer of the Company. He joined the Company in October 1996 as Vice President of Product Management - Computer Telephony Division. Subsequently, he was named Vice President and General Manager, and then Senior Vice President and General Manager, of the Computer Telephony Products Group. Mr. Manson was named President and Chief Executive Officer of the Company in July 2000. Mr. Manson joined Artisoft from Gensym Corporation where he was Director of Corporate Marketing. Earlier in his career Mr. Manson held other senior level marketing positions at Cadre Technologies, Inc. and Prime Computer Inc.

                    INCUMBENT DIRECTORS - TERM EXPIRING 2001

MICHAEL P. DOWNEY, age 52, has served on the Board of Directors since February 1997. In addition, Mr. Downey currently is a private investor and executive consultant. From 1995 until November, 1997, Mr. Downey served as Executive Vice President and Chief Financial Officer of Nellcor Puritan Bennett ("NPB"), a medical device company. Mr. Downey served as Vice President and Chief Financial Officer of NPB from 1989 until 1995, and in other capacities for NPB from 1986 until 1989. He retired from NPB upon its acquisition in November 1997 by Mallinckrodt. Prior to his employment by NPB, Mr. Downey was Vice President for Finance for Shugart Corporation, a manufacturer and distributor of computer disk drives, and had several years experience in accounting management positions with General Motors Corporation. Mr. Downey is also a member of the board of directors of Emulex Corporation, a publicly traded company engaged in the design and manufacture of both software- and hardware-based network access products.

FRANCIS E. GIRARD, age 61, has served on the Board of Directors since October 1998. Mr. Girard currently serves as the Chief Executive Officer of Comverse Network Systems, a subsidiary of Comverse Technologies, Inc., and as a member of the board of directors of Comverse Technology, Inc., and Netsilicon, Inc. Prior to joining Comverse, Mr. Girard was President and Chief Executive Officer of Boston Technology and Vice President of Sales, Marketing and Support for NEC Information Systems, Inc.

                    INCUMBENT DIRECTORS - TERM EXPIRING 2002

ROBERT H. GOON, age 59, has served on the Board of Directors since September 2000. Mr. Goon has been engaged in the practice of law for 35 years. Since October 1999, he has been a sole practitioner. For more than the previous five years, Mr. Goon was a partner in the law firm of Jeffer, Mangels, Butler & Marmaro, LLP. Mr. Goon also serves as a director of Emulex Corporation, a publicly traded company engaged in the design and manufacture of both software- and hardware-based network access products, and Coastcast Corporation, the principal business of which is the manufacturer of golf club heads.

KATHRYN B. LEWIS, age 49, has served on the Board of Directors of the Company since August 1994. Until August 1998, Ms. Braun served as President and Chief Operating Officer, Personal Storage Division, of Western Digital Corporation, a manufacturer of computer disk drives, where she served in other capacities since 1978.

JAMES L. ZUCCO, JR., age 49, has served on the Board of Directors of the Company since January 1999. Mr. Zucco currently serves as Chief Executive Officer of Spike Technologies. Mr. Zucco formerly served as President and Chief Executive Officer of Shiva Corporation. Mr. Zucco joined Shiva in 1997 as President and Chief Operating Officer. Mr. Zucco has also served as President, Network Communications Software at Lucent Technologies and Vice President and General Manager of Lucent North America Carrier Business for Network Systems. Prior to joining Lucent, Mr. Zucco served as Vice President and General Manager of AT&T Advanced Network Applications at AT&T Business Communications Services (BCS). From 1986 to 1993, Zucco served in key technology management positions at MCI.

                                   ITEM NO. 2

                   SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors, upon the recommendation of its Audit Committee, has selected KPMG LLP as independent auditors to audit the consolidated financial statements of the Company for the fiscal year ending June 30, 2001, and to perform other accounting services as requested by the Company. KPMG LLP has acted as independent auditors of the Company since its appointment in 1990.

Representatives of KPMG LLP are expected to be present at the 2000 Annual Meeting, will be available to respond to appropriate questions, and will have the opportunity to make a statement if they desire to do so.

Although it is not required to do so, the Board of Directors has submitted the selection of KPMG LLP to the shareholders for ratification. Unless a contrary choice is specified, proxies will be voted for ratification of the selection of KPMG LLP. The Board of Directors unanimously recommends the ratification of its selection of KPMG LLP as the Company's independent auditors for the fiscal year ending June 30, 2001.

                      MEETINGS AND COMMITTEES OF THE BOARD

During fiscal 2000, the Board of Directors met eight times. Each director attended at least 75% of the meetings held during fiscal 2000, including meetings of Committees of which each is a member. The Board of Directors has Audit, Compensation, and Nominating Committees. The Audit Committee and Compensation Committee are comprised exclusively of outside directors, except that Mr. Downey served as interim President and Chief Executive Officer of the Company for approximately four months while serving as a member of the Audit Committee.

                                 AUDIT COMMITTEE

The Audit Committee, which currently is comprised of Kathryn B. Lewis (Chair), Michael P. Downey and Francis E. Girard, is responsible for: reviewing and recommending to the directors the independent auditors to be nominated or reappointed to audit the financial statements of the Company; confirming and assuring the independence of the independent auditors; reviewing with the independent auditors and management of the Company the scope of and plan for the annual audit, and at the conclusion thereof, reviewing the results of such audit; reviewing with the independent auditors and with management, the adequacy and effectiveness of the accounting and financial controls of the Company; reviewing with management and the independent auditors the financial statements, financial statement footnotes and information contained in the annual report and interim reports to shareholders and in filings with the Securities and Exchange Commission; reviewing with management and the independent auditors the significant accounting and other policies and practices of the Company; inquiring of management and the independent auditors about significant risks or exposures and assessing the steps taken by management to minimize such risks; reviewing with management the major relationships with financial service providers to the Company; investigating any matter brought to its attention within the scope of its duties; and any other responsibilities set forth in the Audit Committee's charter. The Audit Committee held five meetings in fiscal 2000.

                             AUDIT COMMITTEE CHARTER

In June 2000, the Board of Directors of the Company formally adopted a charter for the Audit Committee. The Audit Committee Charter is set forth in Annex A to this Proxy Statement.

                     INDEPENDENCE OF AUDIT COMMITTEE MEMBERS

The listing rules of the National Association of Securities Dealers ("NASD") require, among other things, that the Company's Audit Committee have at least three members, each of whom is "independent" as defined in the NASD's listing standards. Notwithstanding the foregoing, the NASD's listing rules allow the Board of Directors, under exceptional and limited circumstances, to appoint one director to the Audit Committee who is not independent, as so defined, if the Board of Directors determines such appointment to be in the best interests of the Company and its shareholders.

Under the NASD's listing standards, "independent director" means a person other than an officer or employee of a company or its subsidiaries or any other individual having a relationship which, in the opinion of the company's board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Under the NASD's listing standards, the following persons are not considered to be independent:

          (a) a director who is employed by the company or any of its affiliates for the current year or any of the past three years;

          (b) a director who accepts any compensation from the company or any of its affiliates in excess of $60,000 during the previous fiscal year, other than compensation for board service, benefits under a tax-qualified retirement plan, or non-discretionary compensation;

          (c) a director who is a member of the immediate family of an individual who is, or has been in any of the past three years, employed by the company or any of its affiliates as an executive officer. Immediate family includes a person's spouse, parents, children, siblings, mother-in-law, father-in-law, brother-in-law, sister-in-law, son-in-law, daughter-in-law, and anyone who resides in such person's home;

          (d) a director who is a partner in, or a controlling shareholder or an executive officer of, any for-profit business organization to which the company made, or from which the company received, payments (other than those arising solely from investments in the company's securities) that exceed 5% of the company's or business organization's consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three years; or

          (e) a director who is employed as an executive of another entity where any of the company's executives serve on that entity's compensation committee.

Two Audit Committee members, Francis E. Girard and Kathryn B. Lewis, are independent, as defined in the NASD's listing standards. The third member of the Audit Committee, Michael P. Downey, is not and for the next three years will not be independent, as so defined, because he served as interim President and Chief Executive Officer of the Company from March 2000 through June 2000, following the resignation of T. Paul Thomas as President and Chief Executive Officer and pending the appointment of Steven G. Manson to such offices in July 2000.

In accordance with the NASD's listing standards, the Board of Directors determined that, for the exceptional and limited reasons described below, Mr. Downey's membership on the Audit Committee is required by the best interests of the Company and its shareholders and, accordingly, that Mr. Downey should remain as a member of the Audit Committee during the fiscal year ended June 30, 2000 and thereafter. The reasons for the Board of Directors' determination were the temporary nature of Mr. Downey's appointment and employment as an executive officer by the Company pending the Company's appointment of a successor President and Chief Executive Officer, Mr. Downey's critical role in continuing the implementation of the Company's new business strategies and Mr. Downey's substantial experience in accounting matters. In addition, the Board of Directors considered the fact that Mr. Downey had elected not to receive any bonus compensation.

                             COMPENSATION COMMITTEE

The Compensation Committee, which currently is comprised of Francis E. Girard (Chair), Kathryn B. Lewis , and James L. Zucco Jr., is responsible for: approving and administering executive compensation plans, executive bonus plans and stock option plans; approving stock option grants; and reviewing and approving salary increase guidelines, general compensation policies and procedures, employee loans and Company relocation policies. The Compensation Committee held five meetings in fiscal 2000.

                        COMPENSATION COMMITTEE INTERLOCKS
                            AND INSIDER PARTICIPATION

No member of the Compensation Committee was at any time during fiscal 2000, or formerly, an officer or employee of the Company or any subsidiary of the Company. No executive officer of the Company has served as a director or member of the Compensation Committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served as a director of or member of the Compensation Committee of the Company.

                              NOMINATING COMMITTEE

The Nominating Committee, which currently is comprised of James L. Zucco, Jr., (Chair), Michael P. Downey and Steven G. Manson, is responsible for: considering and making recommendations to the Board of Directors as to the appropriate size of the Board and the criteria for selection of candidates to serve on the Board; evaluating all proposed candidates, including those recommended by management, the Board of Directors and the shareholders; recommending to the Board nominees to fill vacancies existing on the Board from time to time; recommending to the Board a slate of nominees for election by the shareholders; making recommendations to the Board with respect to the Chair position; and making recommendations to the Board as to the appropriate size and composition of the committees of the Board. The Nominating Committee will consider as nominees for director persons recommended by the shareholders. Such recommendations should be sent to the Secretary of the Company not later than 90 days preceding the next annual meeting of shareholders at which directors are to be elected and should include the address of the person, a brief description of his or her qualifications and a consent to serve on the Board of Directors. The Nominating Committee held five meetings in fiscal 2000.

                              DIRECTOR COMPENSATION

Directors who are not employees of the Company receive a $10,000 annual retainer. All Directors receive an additional $2,000 annual retainer for each Committee on which they serve as a Chairman, plus $1,000 per Board meeting attended and $700 per Committee meeting attended ($400 for telephonic Board or Committee meetings). In addition to the director fees, a nonemployee chairman of the board receives cash compensation of $50,000 per year.

A nonemployee Director who is appointed as Chairman of the Board shall automatically be granted, at the time of such initial appointment, a nonqualified option to purchase 15,000 shares of Common Stock pursuant to the 1994 Stock Incentive Plan. A Chairman who is reappointed as Chairman at the Annual Meeting of the Board shall be automatically granted a nonqualified option to purchase 15,000 shares of Common Stock pursuant to the 1994 Stock Incentive Plan, provided he has served as Chairman for at least six months.

Directors who are not employees of the Company receive a nonqualified option to purchase 20,000 shares of Common Stock upon their initial election to the Board of Directors pursuant to the Artisoft, Inc. 1994 Stock Incentive Plan. In addition, on the date of each annual meeting of shareholders, each Director who is not an employee of the Company receives a nonqualified option to purchase an additional 10,000 shares of Common Stock pursuant to the Artisoft, Inc. 1994 Stock Incentive Plan. Options granted pursuant to the Artisoft, Inc. 1994 Stock Incentive Plan vest over a period of three years. The option exercise price is equal to the fair market value of the Common Stock on the grant date.

All Directors are reimbursed for their reasonable out-of-pocket expenses incurred in connection with attendance at Board and Committee meetings. Directors who are employees of the Company do not receive compensation for service on the Board or Committees of the Board other than their compensation as employees.

                             EXECUTIVE COMPENSATION

The following table shows for the three fiscal years ended June 30, 2000, 1999 and 1998, the compensation paid to (i) each person serving as the Company's chief executive officer during the fiscal year ended June 30, 2000; (ii) each of the four other most highly paid executive officers serving at the end of the fiscal year ended June 30, 2000 whose aggregate salary and bonus compensation exceeded $100,000; and (iii) one former executive officer of the Company (collectively, the "Named Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                                        Long-Term
                                                                                      Compensation
                                                                                         Awards
                                               Annual Compensation                     ----------
                               -----------------------------------------------------   Securities
                                                                     Other Annual      Underlying      All Other
Executive Officers             Year   Salary($)    Bonus($)(1)    Compensation($)(2)    Options#   Compensation($)(3)
------------------             ----   ----------   -----------    ------------------    ---------  ------------------
PERSONS SERVING AS CHIEF EXECUTIVE OFFICER

T. Paul Thomas,(4)             2000    208,788       64,970              763            375,000          4,247
President and Chief Executive  1999    213,230      106,728           63,879            125,000          6,235
Officer                        1998    179,481       48,750              544             50,000          1,246

Michael P. Downey(5)           2000     91,666            0                0             25,000              0
Interim President and Chief    1999         NA           NA               NA                 NA             NA
Executive Officer              1998         NA           NA               NA                 NA             NA

EXECUTIVE OFFICERS

Steven G. Manson(6)            2000    165,653       50,235              637             25,000          4,416
Senior Vice President and      1999    143,077       47,833              466             70,000          5,053
General Manager                1998    115,039       17,011            5,000             70,000          4,139

Christopher H. Brookins        2000    149,997       34,032                0             25,000          4,284
Vice President-Development;    1999    133,317       24,710                0             40,000          4,437
Chief  Technology Officer      1998         NA           NA               NA                 NA             NA

Julie M. Ronstadt              2000     87,422       10,407              244                  0          3,072
Vice President-Operations      1999     84,805       12,886              232             10,000          2,930
                               1998     68,807        8,200                0             50,000          2,310

Jonathan P. Ross               2000     66,346       56,062                0             70,000          2,140
Vice President-Sales           1999         NA           NA               NA                 NA             NA
                               1998         NA           NA               NA                 NA             NA

FORMER EXECUTIVE OFFICER

Scott S. Moule(7)              2000    142,288       58,699           13,590                  0          3,220
Vice President and General     1999    109,923       59,768              329             50,000          4,052
Manager                        1998         NA           NA               NA                 NA             NA

----------
(1) Includes amounts paid or payable under the executive bonus plans for fiscal 2000, 1999 and 1998 respectively.
(2)  Unless otherwise noted, includes Company-paid life insurance.
(3)  Includes 401(k) plan Company matching funds
(4) The options granted to Mr. Thomas had terminated without exercise as of June 30, 2000, following the termination of his employment. For fiscal 1999, Other Annual Compensation consisted $63,257 of relocation expenses imputed into income, in addition to $622 of Company-paid life insurance.
(5) Mr. Downey served as the Company's interim President and Chief Executive Officer, commencing in March 2000, following the resignation of T. Paul Thomas, and until the appointment of Steven G. Manson as President and Chief Executive Officer effective July, 2000.
(6) Mr. Manson served as the Company's Senior Vice President and General Manager-Computer Telephony Group, until his appointment as President and Chief Executive Officer effective July, 2000.
(7) For fiscal 2000, Other Annual Compensation consisted of $11,642 of relocation expenses imputed into income, in addition to $1,948 of Company-paid life insurance.

The following table sets forth information with respect to the grants of stock options to the Named Officers during the fiscal year ended June 30, 2000:

                        OPTION GRANTS IN LAST FISCAL YEAR

                                                                                    Potential Realizable Value
                                       % of Total                                     at Assumed Annual Rates
                                         Options                                    of Stock Price Appreciation
                                        Granted to    Exercise or                        for Option Term(3)
                          Options      Employees in    Base Price                   ---------------------------
Name                    Granted(#)(1)  Fiscal Year    ($/sh)(2)    Expiration Date    5%($)             10%($)
----                    -------------  -----------    ---------    ---------------  ---------        ----------
T. Paul Thomas           375,0004         40.36        21.5000        1/14/2010     5,070,462        12,849,548

Michael P. Downey          10,000          1.08         8.8125        11/2/2009        55,421           140,448
                            5,000           .54        21.5000        1/14/2010        67,606           171,327
                           10,000          1.08        16.7500        2/15/2010       105,339           266,951

Steven G. Manson           25,000          2.69        16.7500        2/15/2010       263,349           666,379

Christopher H. Brookins    25,000          2.69        16.7500        2/15/2010       263,349           666,379

Jonathan P. Ross           60,000          6.46        21.5000        1/14/2010       811,273         2,055,926
                           10,000          1.08        16.7500        2/15/2010       105,399           266,951

----------
(1) Options were granted under the Artisoft, Inc. 1994 Stock Incentive Plan ("1994 Plan"). The 1994 Plan authorizes the issuance of up to 2 million shares of the Company's Common Stock plus additional shares equivalent to 1.5% of the number of shares of Common Stock issued and outstanding as of January 1 of each year commencing on January 1, 1995. The Plan is administered by the Compensation Committee of the Board of Directors, the members of which are required to be "disinterested" within the meaning of Rule 16b-3 promulgated pursuant to the Exchange Act. The Plan provides for adjustments to reflect any future stock dividends, stock splits or other relevant capitalization changes. Options to be granted under the Plan may be either "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, or nonqualified options, and will be exercisable within 10 years after the date of the grant (five years for incentive stock options granted to holders of more than 10% of the outstanding Common Stock). The option price is 100% of the fair market value of the shares on the date the option was granted (or 110% of fair market value in the case of incentive stock options granted to holders of more than 10% of the outstanding Common Stock). The options granted under the Plans generally become 25% vested after the first anniversary of the date of grant, and thereafter the options generally vest monthly over the remaining three-year period. The options are not exercisable later than 10 years after the date they are granted. Unvested options generally terminate upon the death or termination of employment of the optionee.
(2)  All options were granted at the fair market value on the date of grant.
(3) Reflects the value of the stock option on the date of grant assuming (i) for the 5% column, a five percent annual rate of appreciation in the Company's Common Stock over the 10-year term of the option and (ii) for the 10% column, a 10% annual rate of appreciation in the Company's Common Stock over the 10-year term of the option, in each case without any discounting to net present value and before any income taxes associated with the exercise. Actual gains, if any, on stock option exercises depend on the future performance of the Company's Common Stock and the continued employment of the Named Officer through the vesting period and exercise period. These amounts represent assumed rates of appreciation only, based on Securities and Exchange Commission Rules, and may not necessarily be indicative of actual results obtained.
(4) The 375,000 options granted to Mr. Thomas had terminated without exercise as of June 30, 2000, following the termination of his employment.

The following table sets forth information with respect to the exercise of stock options by the Named Officers during the fiscal year ended June 30, 2000, and the number and value of unexercised options held by the Named Officers at the fiscal year end:

               AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND
                          FISCAL YEAR-END OPTION VALUES

                                                                                           Value of Unexercised
                                                        Number of Unexercised Options     In-the-Money Options at
                             Shares                      at Fiscal Year End(#)(2,3)        Fiscal Year End($)(4)
                          Acquired on       Value       ----------------------------   -----------------------------
Name                     Exercise(1)(#)   Realized($)   Exercisable    Unexercisable   Exercisable     Unexercisable
----                     --------------   -----------   -----------    -------------   -----------     -------------
T. Paul Thomas              179,001        1,744,501          8,500              0        103,062                 0

Michael P. Downey                 0                0         30,001         24,999        262,724           404,150

Steven G. Manson             42,743          418,233         75,506         94,490        915,510         1,145,739

Christopher H. Brookins           0                0         61,007         58,993        739,709           715,290

Julie M. Ronstadt                 0                0         43,056         16,944        522,054           205,446

Jonathan P. Ross                  0                0              0         70,000              0           848,750

Scott S. Moule                    0                0         34,389              0        416,966                 0

----------
(1) Represents the difference between the closing price or sales price, as applicable, of the Company's Common Stock on the date of exercise, and the exercise price of the options.
(2) All options for Common Stock were granted pursuant to the Artisoft, Inc. Amended 1990 Stock Incentive Plan or the 1994 Stock Incentive Plan.
(3) Options for Common Stock granted under the Amended 1990 Stock Incentive Plan and the 1994 Stock Incentive Plan generally vest over a four-year period from the date of grant, with 25% of the shares vesting on the first anniversary of the date of grant and the remaining shares vesting monthly over the remaining three-year period.
(4) Represents the difference between the closing price of $12.125 of the Company's Common Stock as of June 30, 2000 as reported by the Nasdaq National Market, and the exercise price of the options.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In February, 2000, the Company extended to T. Paul Thomas a mortgage loan in the principal amount of $490,133, bearing interest at the rate of 6.56% per annum and secured by certain residential property owned by Mr. Thomas. The mortgage loan contained a provision requiring prepayment of the loan if, among other things, Mr. Thomas' employment with the Company ceased for any reason. As a result of the termination of Mr. Thomas' employment with the Company, the mortgage loan was repaid in full as of June 30, 2000.

                   CHANGE IN CONTROL AND SEVERANCE AGREEMENTS

The Company has entered into Change in Control agreements with all of its Executive Officers. These agreements provide that in the event of a Change in Control, as defined, and a termination of employment (i) without cause or (ii) by the executive for "Good Reason" such as a reduction in duties and responsibilities, then the executive's unvested stock options that would otherwise vest following the termination of employment, will vest and the Company will pay the executive a lump sum equal to one year's base salary (two years for the CEO) plus target bonus. In addition, the executive will be entitled to other employee benefits that the executive officer would otherwise have received for a one year period (two years for the CEO) after the termination of employment.

With respect to options granted under the Artisoft, Inc. Amended 1990 Stock Incentive Plan, in the event of a change of control of the Company, the Compensation Committee of the Board of Directors, in its discretion, may elect to do either or both of the following: (a) declare any option theretofore granted to be immediately exercisable and fully vested; and (b) cash out the value of all outstanding stock options at the price per share at which the change in control occurs. Under the Artisoft, Inc. 1994 Stock Incentive Plan ("Stock Incentive Plan"), the Compensation Committee may, in its discretion for all Participants (as defined in the Stock Incentive Plan) other than nonemployee directors, accelerate vesting under any award under the Stock Incentive Plan in the event of a Corporate Transaction or Change of Control (as defined in the Stock Incentive Plan). For nonemployee directors who receive awards under the Automatic Option Grant Program (as defined in the Stock Incentive Plan), in the event of a Corporate Transaction or Change of Control, all unvested options will automatically vest. Under the Artisoft, Inc. Employee Stock Purchase Plan ("Stock Purchase Plan"), if a Change in Ownership (as defined in the Stock Purchase Plan) occurs, then all outstanding purchase rights will vest and Common Stock will be purchased for the accounts of the Participants (as defined in the Stock Purchase Plan).

In addition, the Company has entered into severance agreements with certain members of senior management providing that, in the event of their involuntary termination, they will have the option of receiving a lump sum payment equal to not more than six months base salary or a salary continuation for the earliest to occur of the time they obtain other full time employment or not more than nine months from the date of involuntary termination.

                       SECTION 16(a) BENEFICIAL OWNERSHIP

Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission ("SEC") and the National Association of Securities Dealers initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company.

Officers, directors and greater than 10% shareholders are required by SEC regulations to furnish the Company. Officers, directors and greater than 10% shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file. To the Company's knowledge, based solely upon review of the copies of such reports furnished to the Company and written representations that no other reports were required, all Section 16(a) filing requirements applicable to the Company's officers, directors and greater than 10% beneficial owners were satisfied during fiscal 2000, except that a statement of change of beneficial ownership of securities on Form 4 for the month of May 2000 for T. Paul. Thomas, a director of the Company, was filed later than required.

                          REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors makes this report pursuant to Item 306 of Regulation S-K promulgated by the SEC. Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act that might incorporate future filings, including this Proxy Statement, in whole or in part, this report of the Audit Committee shall not be incorporated by reference into any such filings, and such information shall be entitled to the benefits provided in Item 306(c) and (d) of Regulation S-K and Item 7(e)(3)(v) of
Schedule 14A.

With respect to the Company's audited financial statements for the fiscal year ended June 30, 2000 (the "2000 Financial Statements"):

     (1) the Audit Committee has reviewed and discussed the 2000 Financial Statements with management;

     (2) the Audit Committee has discussed with the Company's independent auditors the matters required to be discussed by Statement on Auditing Standards 61 (Codification of statements on Auditing Standards, AU ss. 380, as modified and supplemented;

     (3) the Audit Committee has received written disclosures and the letter from the Company's independent accountants required by the Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as modified and supplemented, and has discussed with the independent accountants the independent accountant's independence; and

     (4) based on the review and discussions referred to in (1) through (3) above, the Audit Committee has recommended to the Board of Directors that the 2000 Financial Statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2000.

                                        Respectfully submitted,
                                        Audit Committee

                                        Kathryn B. Lewis
                                        Michael P. Downey
                                        Francis E. Girard

                      REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee of the Board of Directors makes this report on executive compensation pursuant to Item 402 of Regulation S-K promulgated by the SEC. Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act or the Exchange Act that might incorporate future filings, including this Proxy Statement, in whole or in part, this report of the Compensation Committee and the graph which follows this report shall not be incorporated by reference into any such filings, and such information shall be entitled to the benefits provided in Item 402(a)(9) of Regulation S-K.

The Compensation Committee recommends the compensation of the person serving as the chief executive officer of the Company to the Board and reviews and approves the design, administration and effectiveness of compensation programs for other key executive officers, including salary, cash bonus levels, other perquisites and option grants under the Amended 1990 Stock Incentive Plan and the 1994 Stock Incentive Plan (the "Plans"). During fiscal 2000, T. Paul Thomas and Michael P. Downey acted as Chief Executive Officers of the Company. The Compensation Committee is composed entirely of independent outside members of the Company's Board of Directors.

                             COMPENSATION PHILOSOPHY

The objectives of the Company's executive compensation policies are to attract, retain and reward executive officers who contribute to the Company's success, to align the financial interests of executive officers with the performance of the Company, to strengthen the relationship between executive pay and shareholder value, to motivate executive officers to achieve the Company's business objectives and to reward individual performance. In general, the Compensation Committee considers the following:

     (1) THE LEVEL OF COMPENSATION PAID TO EXECUTIVE OFFICERS IN COMPANIES SIMILARLY SITUATED IN SIZE AND PRODUCTS. To ensure that pay is competitive, the Compensation Committee, from time to time, compares the Company's executive compensation packages with those offered by other companies in the same or similar industries or with other similar attributes. Compensation surveys used by the Company typically include the companies comprising the Nasdaq Computer and Technology Stocks used for the comparative graph following this report, as well as other public and private companies comparable in size, products or industry with the Company.

     (2) THE INDIVIDUAL performance OF EACH EXECUTIVE OFFICER. Individual performance includes meeting individual performance objectives, demonstration of job knowledge, skills, teamwork and acceptance of the Company's core values.

     (3) CORPORATE PERFORMANCE. Corporate performance is evaluated by factors such as performance relative to competitors, performance relative to business conditions and progress in meeting the Company's objectives and goals.

     (4) THE RESPONSIBILITY AND AUTHORITY OF EACH position RELATIVE TO OTHER POSITIONS WITHIN THE COMPANY.

The Compensation Committee does not quantitatively weight these factors, but considers all of these factors as a whole in establishing executive compensation. The application given each of these factors in establishing the components of executive compensation follows:

                                   BASE SALARY

Base salaries are established for each executive officer at levels that are intended to be competitive with salaries for comparable positions at other software and computer industry companies of similar size or products. The Company seeks to pay salaries to executive officers that are commensurate with their qualifications, duties and responsibilities and that are competitive in the marketplace. In conducting annual salary reviews, the Compensation Committee considers each individual executive officer's achievements during the prior fiscal year in meeting Company financial and business objectives, as well as the executive officer's performance of individual responsibilities and the Company's financial position and overall performance. While the Compensation Committee considers the low, midpoint and upper ranges of base salaries published by compensation surveys in establishing base salaries of each executive officer, the Compensation Committee does not have a policy or target of how each executive officer's base salary, or salaries of executive officers as a group, compare with the low, midpoint or upper ranges of compensation surveys.

                                PERFORMANCE BONUS

In addition, executives are eligible to receive a performance bonus payable in cash. Performance bonuses are used to provide executive officers with financial incentives to meet six month performance targets of the Company and individual performance objectives. At the beginning of each fiscal year and at mid-year, the Compensation Committee establishes a targeted bonus for each executive and establishes the individual performance objectives for the executive to achieve the bonus. If applicable, executive bonuses are targeted between 20% and 50% of the executive officers' base salaries, for the applicable period, if the predetermined goals are achieved, with the more senior executive officers having a higher percentage of total compensation from annual cash bonuses. Before any bonus became payable under the executive bonus plan, 75% of both the established net sales and operating income goals for the Company must have been achieved. The bonus attributed to the net sales and operating income components would be fully earned at 100% of both the established goals, and up to 150% of the bonus attributable to each of these components of the bonus could be achieved upon attainment of 133% or more of the goal, provided that the percentage of attainment for the other financial component of the goal was at least 75%. The individual performance objectives for executives other than the Chief Executive Officer are proposed by management and reviewed and approved by the Compensation Committee. Individual performance objectives for the Chief Executive Officer are determined by the Compensation Committee and reviewed and approved by the Board of Directors (other than the Chief Executive Officer).

                                  OPTION GRANTS

The Compensation Committee believes that equity ownership by executive officers provides incentives to build shareholder value and aligns the interests of executive officers with the shareholders. The Compensation Committee typically awards a stock option grant under the Plans upon hiring executive officers, subject to a four-year vesting schedule. After the initial stock option grant, the Compensation Committee considers awarding additional grants, usually on an annual basis, under the Plans. Options are granted at the current market price for the Company's Common Stock and, consequently, have value only if the price of the Company's Common Stock increases over the exercise price for the period during which the options vest.

The size of the initial grant is usually determined with reference to the level and responsibility of the executive officer, the contribution that the executive officer is expected to make to the Company and comparable equity compensation offered by other software and computer industry companies. In determining the size of the periodic grants the Compensation Committee considers prior option grants to the executive officer, independent of whether the options have been exercised, the executive's performance during the current fiscal year and his or her expected contributions during the succeeding fiscal year. The Compensation Committee believes that these periodic grants provide incentives for executive officers to remain with the Company.

                      CHIEF EXECUTIVE OFFICER COMPENSATION

In fiscal 2000, the persons serving as Chief Executive Officer were paid $365,424 in the aggregate salary and bonus consisting of $300,455 of aggregate salary and $64,970 of aggregate bonus. Of these amounts, T. Paul Thomas was paid $273,758 of salary and bonus, consisting of $208,788 of salary and $64,970 of bonus, and Michael P. Downey was paid $91,666 of salary and no bonus.

The amount of Mr. Thomas' salary was determined by the Compensation Committee based on Mr. Thomas' performance in continuing to implement the Company's restructuring plan and in developing and implementing new business strategies for the Company focused on the Company's Computer Telephony Group, as well as the Compensation Committee's recognition of the importance of Mr. Thomas' leadership for the future success of the Company. The amount of Mr. Thomas' bonus was determined by the Compensation Committee taking into account the operational results of the Company for the first half of fiscal 2000, his contribution to the Company and the achievement of his individual performance objectives, including the improvement of the Company's operating results and the development and implementation of the Company's restructuring plan and new business strategies.

The amount of Mr. Downey's salary was determined by the Compensation Committee based on Mr. Downey's willingness and ability to serve as interim President and Chief Executive Officer following Mr. Thomas' resignation, Mr. Downey's role in developing and implementing the Company's new business strategies, and the importance of Mr. Downey's role continuing the Company's new business strategies and operations during the Company's search for a successor President and Chief Executive Officer. Mr. Downey elected to forego receiving any bonus payments.


                                        Respectfully submitted,
                                        Compensation Committee

                                        Francis E. Girard
                                        Kathryn B. Lewis
                                        James L. Zucco, Jr.

                         COMPARISON OF STOCK PERFORMANCE

The following graph compares the cumulative total returns for the Company's Common Stock ("ASFT"), the Standard & Poor's 500 ("S&P 500") and the Nasdaq Computer and Data Processing Stocks ("NCDPS") for the period commencing June 30, 1995 and ending June 30, 2000.

                        COMPARISON OF STOCK PERFORMANCE

                                ASFT       NASDAQ      NCDPS
                                ----       ------      -----
                    6/95        100         100         100
                    9/95        128         112         109
                    12/95        76         113         114
                    3/96         95         118         119
                    6/96        105         128         133
                    9/96         70         132         135
                    12/96        62         138         141
                    3/97         38         131         131
                    6/97         29         155         168
                    9/97         36         181         183
                    12/97        24         169         173
                    3/98         35         198         229
                    6/98         33         202         253
                    9/98         26         180         238
                    12/98        32         234         309
                    3/99         33         262         373
                    6/99         25         287         387
                    9/99         78         293         402
                    12/99       217         437         683
                    3/00        145         491         672
                    6/00        146         426         550

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

The following table includes, as of September 22, 2000, information regarding the beneficial ownership of the Company's Common Stock by (i) all persons known by the Company to be the beneficial owners of more than 5% of the outstanding Common Stock of the Company, (ii) each director and director-nominee of the Company, (iii) each of the Named Officers, and (iv) all executive officers and directors of the Company as a group:

                                      Amount and Nature of       Percent of Artisoft
Name of Beneficial Owner(1)           Beneficial Ownership    Common Stock Outstanding
---------------------------           --------------------    ------------------------
Gerald R. Forsythe(2)                     2,432,659                    15.7%
1075 Noel Avenue
Wheeling, IL 60090

Steven G. Manson(3)                          76,224                       *

Michael P. Downey(4)                        115,001                       *

Francis E. Girard(5)                         20,667                       *

Kathryn B. Lewis(6)                          36,201                       *

James L. Zucco, Jr.(7)                        6,667                       *

T. Paul Thomas                               21,000                       *

Christopher H. Brookins(8)                   78,230                       *

All executive officers and
 directors as a group (12 persons)(9)       421,328                     2.7%

----------
*    Less than 1%
(1) Unless otherwise noted, the persons listed in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws were applicable. Unless otherwise noted, the business address of each of the beneficial owners is 5 Cambridge Center, Cambridge Massachusetts 02142.
(2) According to Amendment No. 6, dated November 6, 1998, to the Schedule 13D filed by Mr. Gerald Forsythe, Indeck Power Equipment Company, and Indeck Energy Services, Inc., the shares of Common Stock are owned separately by each of the reporting persons. Mr. Forsythe is Chairman & CEO of Indeck Power Equipment Company and Chairman & CEO of Indeck Energy Services, Inc.
(3) Includes 46,629 shares of Common Stock subject to options exercisable within 60 days of September 22, 2000.
(4) Includes 30,001 shares of Common Stock subject to options exercisable within 60 days of September 22, 2000.
(5) Includes 6,667 shares of Common Stock subject to options exercisable within 60 days of September 22, 2000.
(6) Includes 34,201 shares of Common Stock subject to options exercisable within 60 days of September 22, 2000.
(7) Includes 6,667 shares of Common Stock subject to options exercisable within 60 days of September 22, 2000.
(8) Includes 68,230 shares of Common Stock subject to options exercisable within 60 days of September 22, 2000.
(9) Includes 194,166 shares of Common Stock subject to options exercisable within 60 days of September 22, 2000.

                      SHAREHOLDER PROPOSALS TO BE PRESENTED
                           AT THE NEXT ANNUAL MEETING

Any shareholder proposals intended to be presented at the Company's 2001 annual shareholders' meeting must be received by the Company no later than June 1, 2001, to be evaluated by the Board for inclusion in the proxy statement for that meeting.

Pursuant to Rule 14a-4 under the Securities Exchange Act of 1934, as amended, the Company intends to retain discretionary authority to vote proxies with respect to shareholder proposals for which the proponent does not seek inclusion of the proposed matter in the Company's proxy statement for the Company's 2001 annual meeting, except in circumstances where (i) the Company receives notice of the proposed matter no later than August 15, 2001, and (ii) the proponent complies with the other requirements set forth in Rule 14a-4.

                             DISCRETIONARY AUTHORITY

While the Notice of Annual Meeting of Shareholders calls for the transaction of such other business as may properly come before the meeting, the Board of Directors has no knowledge of any matters to be presented for action by the shareholders at the meeting other than as set forth above. The enclosed Proxy gives discretionary authority, however, in the event that any additional matters should be presented.

                         2000 ANNUAL REPORT ON FORM 10-K

Copies of the Company's annual report on Form 10-K for the fiscal year ended June 30, 2000, as filed with the Securities and Exchange Commission, may be obtained without charge by any shareholder to whom this proxy statement is delivered upon written request to the Secretary, Artisoft, Inc., 5 Cambridge Center, Cambridge, Massachusetts 02142.

                                   By the Board of Directors,


                                   Kirk D. Mayes
                                   Interim Chief Financial Officer and Secretary

                                     ANNEX A

                                 Artisoft, Inc.

            Charter of the Audit Committee of the Board of Directors

I.   Audit Committee Purpose

     The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Audit Committee's primary duties and responsibilities are to:

     Monitor the integrity of the Company's financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance.

     Monitor the independence and performance of the Company's independent auditors and internal auditing department.

     Provide an avenue of communication among the independent auditors, management, the internal auditing department, and the Board of Directors.

     The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone in the organization. The Audit Committee has the ability to retain, at the Company's expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

II.  Audit Committee Composition and Meetings

     Audit Committee members shall meet the requirements of the National Association of Securities Dealers. The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent nonexecutive directors, free from any relationship that would interfere with the exercise of his or her independent judgment. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Committee shall have accounting or related financial management expertise.

     Audit Committee members shall be appointed by the Board on recommendation of the Nominating Committee. If an audit committee Chair is not designated or present, the members of the Committee may designate a Chair by majority vote of the Committee membership.

     The Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Audit Committee Chair shall prepare and/or approve an agenda in advance of each meeting. The Committee should meet privately in executive session at least annually with management, the director of the internal auditing department, the independent auditors, and as a committee to discuss any matters that the Committee or each of these groups believe should be discussed.

     In addition, the Committee, or at least its Chair, should communicate with management and the independent auditors quarterly to review the Company's financial statements and significant findings based upon the auditors limited review procedures.

III. Audit Committee Responsibilities and Duties

     Review Procedures

     1. Review and reassess the adequacy of this Charter at least annually. Submit the charter to the Board of Directors for approval and have the document published at least every three years in accordance with regulations of the Securities and Exchange Commission ("SEC").
     2. Review the Company's annual audited financial statements prior to filing or distribution. Review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices, and judgments.
     3. In consultation with the management, the independent auditors, and the internal auditors, consider the integrity of the Company's financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures. Review significant findings prepared by the independent auditors together with management's responses.
     4. Review with financial management and the independent auditors the company's quarterly financial results prior to the release of earnings and/or the company's quarterly financial statements prior to filing or distribution. Discuss any significant changes to the Company's accounting principles and any items required to be communicated by the independent auditors in accordance with SAS 61 (see item 9) . The Chair of the Committee may represent the entire Audit Committee for purposes of this review.

     Independent Auditors

     5. The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors. The Audit Committee shall review the independence and performance of the auditors and annually recommend to the Board of Directors the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant.
     6. Approve the fees and other significant compensation to be paid to the independent auditors.
     7. On an annual basis, the Committee should review and discuss with the independent auditors all significant relationships they have with the Company that could impair the auditors' independence.
     8. Review the independent auditors audit plan - discuss scope, staffing, locations, reliance upon management, and internal audit and general audit approach.
     9. Prior to releasing the year-end earnings, discuss the results of the audit with the independent auditors. Discuss certain matters required to be communicated to audit committees in accordance with AICPA SAS 61.
     10. Consider the independent auditors' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

     Audit and Legal Compliance

     11. Review the budget, plan, changes in plan, activities, organizational structure, and qualifications of the internal accounting and audit personnel and functions, as needed
     12. Review the appointment, performance, and replacement of the senior internal accounting and/or audit executive.
     13. Review significant reports prepared by the external accounting and audit personnel and functions together with management's response and follow-up to these reports.
     14. On at least an annual basis, review with the Company's counsel, any legal matters that could have a significant impact on the organization's financial statements, the Company's compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

PROXY                                                                      PROXY

                                 ARTISOFT, INC.
               5 CAMBRIDGE CENTER, CAMBRIDGE, MASSACHUSETTS 02142

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned appoints Michael P. Downey, Kathryn B. Lewis and James L. Zucco, Jr., and each of them, as proxies, each with the power to appoint a substitute, and authorizes them to represent and vote, as designated on the reverse side hereof, all shares of common stock of Artisoft, Inc. held by the undersigned on September 22, 2000, at the annual shareholders' meeting to be held on November 2, 2000, and at any adjournment or postponement of the meeting. In their discretion, the proxies are authorized to vote such shares upon such other business as may properly come before the meeting.

           PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE.

                  (Continued and to be signed on reverse side.)

                                 ARTISOFT, INC.
    PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY [X]

The Board of Directors recommends a vote FOR
each of the proposals listed below.                    FOR   WITHHOLD

1. Election of Directors-
   NOMINEES: Steve G. Manson                           [ ]      [ ]

                                                       FOR    AGAINST   ABSTAIN
3. Ratification of the appointment of KPMG LLP         [ ]      [ ]       [ ]
   as independent certified public accountants.

This proxy, when properly executed, will be voted in the manner directed by the undersigned shareholder(s). If no direction is made, the proxy will be voted FOR each of the listed proposals and, with respect to any other business as may properly come before the meeting, in accordance with the discretion of the proxies.

                                             Dated: ______________________, 2000

Signature: _____________________________________________________________________

________________________________________________________________________________
Please sign exactly as name appears at left. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

             PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY
                          USING THE ENCLOSED ENVELOPE.